Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Forms S-8 No. 333-232161 and 333-198098) pertaining to the 2014 Employee Stock Purchase Plan of Tetraphase Pharmaceuticals, Inc., as amended,
(2)	Registration Statements (Forms S-8 No. 333-230364 and 333-209991) pertaining to the 2013 Stock Incentive Plan and Inducement Stock Option Awards of Tetraphase Pharmaceuticals, Inc.,
(3)	Registration Statements (Forms S-8 No. 333-223985, 333-216742, 333-202576, and 333-194125) pertaining to the 2013 Stock Incentive Plan of Tetraphase Pharmaceuticals, Inc.,
(4)	Registration Statement (Form S-8 No. 333-189361) pertaining to the 2006 Stock Incentive Plan and the 2013 Stock Incentive Plan of Tetraphase Pharmaceuticals, Inc., and
(5)	Registration Statements (Forms S-3 No. 333-222699, 333-218816, 333-214500, 333-202613, and No. 333-195631) of Tetraphase Pharmaceuticals, Inc.

of our report dated March 11, 2020, with respect to the consolidated financial statements of Tetraphase Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Tetraphase Pharmaceuticals, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 11, 2020